As filed with the Securities and Exchange Commission on January 5, 2023

Registration No. 333 -
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

MARATHON OIL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	990 Town and Country Boulevard Houston, Texas 77024-2217 (713) 629-6600 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	25-0996816 (I.R.S. Employer Identification No.)

Kim Warnica
Executive Vice President, General Counsel & Secretary
990 Town and Country Boulevard
Houston, Texas 77024-2217
(713) 629-6600
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Julian J. Seiguer, P.C.
Atma J. Kabad
Kirkland & Ellis LLP
609 Main Street, Suite 4700
Houston, Texas 77002
(713) 836-3600
____________________
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definition of “accelerated filer,” “large accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check One). ☐

Large accelerated filer ☒	Accelerated filer ☐	Emerging growth company ☐	Smaller reporting company ☐	Non-accelerated filer ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

Prospectus
Marathon Oil Corporation

990 Town and Country Boulevard,

Houston, Texas 77024-2217

(713) 629-6600
Senior Debt Securities
Subordinated Debt Securities
Common Stock
Preferred Stock
Warrants
Stock Purchase Contracts
Stock Purchase Units
_______________________

We will provide additional terms of our securities in one or more supplements to this prospectus. You should read this prospectus and the related prospectus supplement carefully before you invest in our securities. No person may use this prospectus to offer and sell our securities unless a prospectus supplement accompanies this prospectus.
The Offering
We may offer from time to time the following securities (collectively, the “securities”):
• senior debt securities;
• subordinated debt securities;
• common stock;
• preferred stock;
• warrants;
• stock purchase contracts; and
• stock purchase units.

Our common stock is listed on the New York Stock Exchange under the symbol “MRO.”
Investing in our securities involves risks that are referenced in the “Risk Factors” section on page 3 of this prospectus.
__________________
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
__________________
The date of this prospectus is January 5, 2023.

i

About This Prospectus
This prospectus is part of a registration statement that we have filed with the U.S. Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Using this process, we may offer any combination of the securities this prospectus describes in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we use this prospectus to offer securities, we will provide a prospectus supplement and, if applicable, a pricing supplement that will describe the specific terms of the offering. The prospectus supplement and any pricing supplement may also add to, update or change the information contained in this prospectus. Please carefully read this prospectus, the prospectus supplement and any pricing supplement, in addition to the information contained in the documents we refer to under the heading “Where You Can Find More Information.”

The Company
Marathon Oil Corporation, a Delaware corporation (“Marathon Oil”) (NYSE: MRO), is an independent exploration and production company incorporated in 2001, focused on U.S. resource plays: Eagle Ford in Texas, Bakken in North Dakota, Sooner Trend, Anadarko, South Central Oklahoma Oil Province and Canadian and Kingfisher counties in Oklahoma and Northern Delaware in New Mexico. Our U.S. assets are complemented by our international operations in Equatorial Guinea. Each of our two reportable operating segments are organized by geographic location and managed according to the nature of the products and services offered. The two segments are:
•United States - explores for, produces and markets crude oil and condensate, natural gas liquids and natural gas in the United States; and
•International - explores for, produces and markets crude oil and condensate, natural gas liquids and natural gas outside of the United States and produces and markets products manufactured from natural gas, such as liquefied natural gas and methanol, in Equatorial Guinea.
In this prospectus, we refer to Marathon Oil, its wholly owned and majority owned subsidiaries and its ownership interests in equity affiliates as “we” or “us,” unless we specifically state otherwise or the context indicates otherwise. Our principal executive offices are located at 990 Town and Country Boulevard, Houston, Texas 77024-2217, and our telephone number at that location is (713) 629-6600.

Risk Factors
You should carefully consider the specific risks set forth under the caption “Risk Factors” in the applicable prospectus supplement, and under the caption “Risk Factors” in any of our filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), incorporated by reference in this prospectus, before making an investment decision. For more information, see “Where You Can Find More Information.”

Where You Can Find More Information
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our website is www.marathonoil.com. Our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K and other reports and filings with the SEC are available free of charge on our website as soon as reasonably practicable after the reports are filed or furnished with the SEC. Information contained on our website is not incorporated into this prospectus or our other securities filings. Our filings are also available in hard copy, free of charge, by contacting us at the address or telephone number below. Additionally, the SEC maintains a website (www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC.
This prospectus is part of a registration statement we have filed with the SEC relating to the securities we may offer. As permitted by SEC rules, this prospectus does not contain all the information we have included in the registration statement and the accompanying exhibits and schedules we have filed with the SEC. You may refer to the registration statement, exhibits and schedules for more information about us and the securities. The registration statement, exhibits and schedules are available at the SEC’s public reference room or through its website.
The SEC allows us to “incorporate by reference” the information we have filed with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until the termination of this offering. We are not incorporating by reference any information furnished under Items 2.02 or 7.01 (or corresponding information furnished under Item 9.01 or included as an exhibit) in any past or future current report on Form 8-K that we file with the SEC, unless otherwise specified in such current report. The documents we incorporate by reference are:
•our Annual Report on Form 10-K for the year ended December 31, 2021;
•our Quarterly Reports on Form 10-Q for the periods ended March 31, 2022, June 30, 2022 and September 30, 2022;
•our Current Reports on Form 8-K filed with the SEC on February 22, 2022, February 28, 2022, March 11, 2022, May 31, 2022, August 2, 2022, October 31, 2022, November 7, 2022, November 29, 2022 and January 3, 2023; and
•the description of our common stock contained in our Annual Report on Form 10-K for the year ended December 31, 2021.
You may request a copy of these filings, other than an exhibit to these filings unless we have specifically incorporated that exhibit by reference into the filing, at no cost, by writing to or telephoning us at the following address:
Marathon Oil Corporation
990 Town and Country Boulevard,
Houston, Texas 77024-2217
Attention: Corporate Secretary
Telephone: (713) 629-6600
You should rely only on the information contained or incorporated by reference in this prospectus, the prospectus supplement and any pricing supplement. We have not authorized any person, including any salesman or broker, to provide information other than that provided in this prospectus, the prospectus supplement or any pricing supplement. We have not authorized anyone to provide you with different information. We are not making an offer of the securities in any jurisdiction where the offer is not permitted. You should assume that the information in this prospectus, the prospectus supplement and any pricing supplement is accurate only as of the date on its cover page and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference.

Forward-Looking Statements
This prospectus, including the information we incorporate by reference, includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Exchange Act. These statements, other than statements of historical fact, that give current expectations or forecasts of future events, including without limitation: our operational, financial and growth strategies, including drilling plans and projects, planned wells, rig count, inventory, seismic, exploration plans, maintenance activities, drilling and completion improvements, cost reductions, and financial flexibility; our ability to successfully effect those strategies and the expected timing and results thereof; our capital program and the planned allocation thereof; planned capital expenditures and the impact thereof; expectations regarding future economic and market conditions and their effects on us; our ability and strategies to manage the volatile commodity price environment; our financial and operational outlook, and ability to fulfill that outlook; our financial position, balance sheet, liquidity, capital resources, future debt retirement, and the benefits thereof; resource and asset quality and potential; reserve estimates; growth expectations; and future production and sales expectations, and the drivers thereof. In addition many forward-looking statements may be identified by the use of forward-looking terminology such as “anticipates,” “believes,” “estimates,” “expects,” “targets,” “plans,” “projects,” “could,” “may,” “should,” “would” or other similar words indicating that future outcomes are uncertain; however, the absence of these words does not mean that the statements are not forward-looking. While we believe that our assumptions concerning future events are reasonable, we can give no assurance that these expectations will prove to be correct. A number of factors could cause results to differ materially from those indicated by such forward-looking statements including, but not limited to:
•conditions in the oil and gas industry, including pricing and supply/demand levels for crude oil and condensate, natural gas liquids and natural gas;
•changes in expected reserve or production levels;
•changes in political or economic conditions in the jurisdictions in which we operate, including changes in foreign currency exchange rates, interest rates, inflation rates, and global and domestic market conditions;
•actions taken by the members of the Organization of the Petroleum Exporting Countries and Russia affecting the production and pricing of crude oil, and other global and domestic political, economic or diplomatic developments;
•risks relating to our hedging activities;
•voluntary and involuntary curtailments, delays or cancellations of certain drilling activities;
•liabilities or corrective actions resulting from litigation, other proceedings and investigations or alleged violations of law or permits;
•capital available for exploration and development;
•the inability of any party to satisfy closing conditions with respect to our asset acquisitions and dispositions;
•delays in execution or challenges to our ability to complete our announced acquisitions on the timelines currently anticipated, if at all;
•drilling and operational risks;
•lack of, or disruption in, access to storage capacity, pipelines or other transportation methods;
•well production timing;

•availability of drilling rigs, materials and labor, including the costs associated therewith;
•difficulty in obtaining necessary approvals and permits;
•the availability, cost, terms and timing of issuance or execution of, competition for, and challenges to, mineral licenses and leases and governmental and other permits and rights-of-way, and our ability to retain mineral licenses and leases;
•non-performance by third parties of their contractual or legal obligations, including due to bankruptcy;
•unexpected events that may impact distributions from our equity method investees;
•changes in our credit ratings;
•unforeseen hazards such as weather conditions, a health pandemic (including COVID-19), acts of war or terrorist acts and the governmental or military response thereto;
•shortages of key personnel, including employees, contractors and subcontractors;
•security threats, including cybersecurity threats and disruptions to our business and operations from breaches of our information technology systems, or breaches of the information technology systems, facilities and infrastructure of third parties with which we transact business;
•changes in safety, health, environmental, tax and other regulations or other requirements or initiatives, including those addressing the impact of global climate change, air emissions or water management;
•other geological, operating and economic considerations; and
•the risk factors, forward-looking statements and challenges and uncertainties described in our Annual Report on Form 10-K for the year ended December 31, 2021, Quarterly Reports on Form 10-Q and other filings with the SEC.
When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements contained in this prospectus, any prospectus supplement and the documents we have incorporated by reference.

Use of Proceeds
Unless we inform you otherwise in the prospectus supplement, the net proceeds from the sale of the securities will be used for general corporate purposes, including repayment or refinancing of debt and funding for acquisitions, working capital requirements, capital expenditures and repurchases and redemptions of securities. Pending any specific application, we may initially invest funds in short-term marketable securities or apply them to the reduction of short-term indebtedness.

Description of Debt Securities
The debt securities this prospectus covers will be our general unsecured obligations. The debt securities will be either senior debt securities or subordinated debt securities. We expect to issue senior debt securities under a senior indenture dated as of February 26, 2002, between Marathon Oil and The Bank of New York Mellon Trust Company, N. A. (as successor to JPMorgan Chase Bank), as trustee, and we expect to issue subordinated debt securities under a subordinated indenture dated as of February 26, 2002, between Marathon Oil and The Bank of New York Mellon Trust Company, N. A. (as successor to JPMorgan Chase Bank), as trustee. In this description, we sometimes call the senior indenture and the subordinated indenture the “indentures.”
We have summarized the provisions of the indentures and the debt securities below. You should read the indentures for more details regarding the provisions described below and for other provisions that may be important to you. We have filed the indentures with the SEC as exhibits to the registration statement, and we will include any other instrument establishing the terms of any debt securities we offer as exhibits to a filing we will make with the SEC in connection with that offering. See “Where You Can Find More Information.”
The following description primarily relates to senior debt securities that we may issue under the senior indenture. We have summarized some of the provisions of the subordinated indenture below under the caption “–Subordinated Debt Securities.” If we offer subordinated debt securities, we will provide more specific terms in the related prospectus supplement. In this summary description of the debt securities, all references to “Marathon Oil,” “we” or “us” mean Marathon Oil Corporation only, unless we state otherwise or the context clearly indicates otherwise.
General
The senior debt securities will constitute our senior debt and will rank equally with all of our unsecured and unsubordinated debt. The subordinated debt securities will be subordinated to, and thus have a position junior to, any senior debt securities and all our other senior debt. Neither indenture limits the amount of debt we may issue under the indentures, and neither limits the amount of other unsecured debt or securities we may incur or issue. We may issue debt securities under either indenture from time to time in one or more series, each in an amount we authorize prior to issuance.
We derive substantially all of our operating income from, and hold substantially all our assets through, our subsidiaries. As a result, we will depend on distributions of cash flow and earnings of our subsidiaries in order to meet our payment obligations under any debt securities we offer under this prospectus and our other obligations. These subsidiaries are separate and distinct legal entities and will have no obligation to pay any amounts due on our debt securities or to provide us with funds for our payment obligations, whether by dividends, distributions, loans or otherwise. In addition, provisions of applicable law, such as those limiting the legal sources of dividends, could limit their ability to make payments or other distributions to us and they could agree to contractual restrictions on their ability to make distributions.
Our right to receive any assets of any subsidiary, and therefore the right of the holders of our debt securities to participate in those assets, will be effectively subordinated to the claims of that subsidiary’s creditors, including trade creditors. In addition, even if we are a creditor of any subsidiary, our rights as a creditor would be subordinate to any security interest in the assets of that subsidiary and any indebtedness of that subsidiary senior to that held by us.
We may issue the debt securities of any series in definitive form or as a book-entry security in the form of a global security registered in the name of a depositary we designate.
We may issue the debt securities in one or more series with various maturities. They may be sold at par, at a premium or with an original issue discount.
Terms
The prospectus supplement relating to any series of debt securities being offered will specify whether the debt securities are senior debt securities or subordinated debt securities and will include specific terms relating to the offering. These terms will include some or all of the following:

•the title of the debt securities;
•any limit on the aggregate principal amount of the debt securities and the price at which the debt securities will be issued;
•the person or entity to whom any interest will be payable, if that person or entity is not the registered owner of the debt securities;
•the date or dates on which the principal of and any premium on the debt securities will be payable;
•the rates, which may be fixed or variable, per annum at which the debt securities will bear interest, if any, and the date or dates from which any interest will accrue;
•the dates on which the interest, if any, on the debt securities will be payable, and the regular record dates for the interest payment dates or the method for determining those dates;
•the place or places where payments on the debt securities will be payable;
•the terms and conditions on which the debt securities may, under any optional or mandatory redemption provisions, be redeemed;
•any mandatory or optional sinking fund or similar provisions or provisions for mandatory redemption or purchase at the option of the holder;
•the denominations in which the debt securities will be issuable, if other than denominations of $1,000 or any multiple of that amount;
•any index, formula or other method used to determine the amount of payment of principal of or any premium or interest on the debt securities;
•if other than the currency of the United States of America, the currency of payment of principal of or any premium or interest on the debt securities;
•if, at our election or the election of the holder, the principal of or any premium or interest on any debt securities is to be payable in one or more currencies or currency units other than those in which the debt securities are stated to be payable, the terms and conditions on which that election is to be made and the amount so payable;
•if other than the full principal amount of the debt securities, the portion of the principal amount of the debt securities that will be payable on the declaration of acceleration of the maturity of the debt securities;
•if the principal amount payable at maturity will not be determinable as of one or more dates prior to maturity, the amount that will be deemed to be the principal amount as of any such date;
•any terms on which the debt securities may be convertible into or exchanged for our securities or indebtedness of any kind or of any other issuer or obligor and the terms and conditions on which a conversion or exchange will be effected, including the initial conversion or exchange price or rate, the conversion period and any other additional provisions;
•the applicability of the defeasance provisions described below under “—Satisfaction and Discharge; Defeasance Under the Senior Indenture,” and any conditions under which those provisions will apply;
•if the debt securities will be issuable only in the form of a global security as described below under “—Book-entry Debt Securities,” the depositary for the debt securities;

•any changes in or additions to the events of default or covenants this prospectus describes;
•the payment of any additional amounts with respect to the debt securities; and
•any other terms of the debt securities.
If we sell any of the debt securities for any foreign currency or currency unit or if payments on the debt securities are payable in any foreign currency or currency unit, we will describe in the prospectus supplement the restrictions, elections, tax consequences, specific terms and other information relating to those debt securities and the foreign currency or currency unit.
Restrictive Covenants Under the Senior Indenture
We have agreed to two principal restrictions on our activities for the benefit of holders of the senior debt securities. The restrictive covenants summarized below will apply to a series of senior debt securities (unless waived or amended) as long as any of those senior debt securities are outstanding, unless the prospectus supplement for the series states otherwise.
Creation of Certain Liens
If we or any of our subsidiaries mortgages or encumbers as security for money borrowed any property capable of producing oil or gas which (1) is located in the United States and (2) is determined to be a principal property by our board of directors in its discretion, we will, or will cause such subsidiary to, secure each series of senior debt equally and ratably with all obligations secured by the mortgage then being given. This covenant will not apply in the case of any mortgage:
•existing on the date of the senior indenture;
•incurred in connection with the acquisition or construction of any property;
•previously existing on acquired property or existing on the property of any entity when it becomes a subsidiary of ours;
•in favor of the United States, any state, or any agency, department, political subdivision or other instrumentality of either, to secure payments to us under the provisions of any contract or statute;
•in favor of the United States, any state, or any agency, department, political subdivision or other instrumentality of either, to secure borrowings for the purchase or construction of the property mortgaged;
•in connection with a sale or other transfer of (1) oil, gas or other minerals in place for a period of time until, or in an amount such that, the purchase will realize a specified amount of money or a specified amount of minerals or (2) any interest of the character commonly referred to as an “oil payment” or a “production payment”;
•to secure the cost of the repair, construction, improvement, alteration, exploration, development or drilling of all or part of a principal property;
•on any pipeline, gathering system, pumping or compressor station, pipeline storage facility, other pipeline facility, drilling equipment, drilling platform, drilling barge, any movable railway, marine or automotive equipment, gas plant, office building, storage tank or warehouse facility, any of which is located at or on any such principal property;
•on any equipment or other personal property used in connection with any such principal property;

•arising in connection with the sale of accounts receivable resulting from the sale of oil or gas at the wellhead; or
•that is a renewal of or substitution for any mortgage permitted under any of the provisions described in the preceding clauses.
In addition, we may, and may permit our subsidiaries to, grant mortgages or incur liens on property covered by the restriction described above as long as the net book value of the property so encumbered, together with all property subject to the restriction on sale and leaseback transactions described below, does not, at the time such mortgage or lien is granted, exceed 10% of our “Consolidated Net Tangible Assets,” which the senior indenture defines to mean the aggregate value of all assets of us and our subsidiaries after deducting, as determined in conformity with generally accepted accounting principles and calculated on a basis consistent with our most recent audited consolidated financial statements:
•all current liabilities, excluding all long-term debt due within one year;
•all investments in unconsolidated subsidiaries and all investments accounted for on the equity basis; and
•all goodwill, patents and trademarks, unamortized debt discount and other similar intangibles.
Limitations on Certain Sale and Leaseback Transactions
We and our subsidiaries are generally prohibited from selling and leasing back the principal properties described above under “—Creation of Certain Liens.” However, this covenant will not apply if:
•the lease is an intercompany lease between us and one of our subsidiaries or between any of our subsidiaries;
•the lease is for a temporary period by the end of which it is intended that the use of the leased property by the lessee will be discontinued;
•we or a subsidiary of ours could mortgage the property without equally and ratably securing the senior debt securities under the covenant described above under the caption “—Creation of Certain Liens”;
•the transfer is incident to or necessary to effect any operating, farm-out, farm-in, unitization, acreage exchange, acreage contribution, bottom-hole or dry-hole arrangement or pooling agreement or other agreement of the same general nature relating to the acquisition, exploration, maintenance, development or operation of oil and gas properties in the ordinary course of business or as required by any regulatory agency having jurisdiction over the property; or
•we promptly inform the trustee of the sale, the net proceeds of the sale are at least equal to the fair value of the property and within 180 days of the sale the net proceeds are applied to the retirement or in-substance defeasance of our funded debt (subject to reduction, under circumstances the senior indenture specifies).

Merger, Consolidation and Sale of Assets
The senior indenture provides that we may not merge or consolidate with any other entity or sell or convey all or substantially all our assets except as follows:

•we are the continuing corporation or the successor entity (if other than us) is a corporation or other entity organized under the laws of the United States or any state thereof that expressly assumes our obligations under the senior indenture and the outstanding senior debt securities; and
•immediately after the merger, consolidation, sale or conveyance, no event of default under the senior indenture shall have occurred and be continuing.
On the assumption by the successor of the obligations under the indentures, the successor will be substituted for us, and we will be relieved of any further obligation under the indentures and the debt securities.
Events of Default Under the Senior Indenture
The senior indenture defines an event of default with respect to the senior debt securities of any series as being:
(1)our failure to pay interest on any senior debt security of that series when due, continuing for 30 days;
(2)our failure to pay the principal of or premium on any senior debt security of that series when due and payable;
(3)our failure to deposit any sinking fund payment when due by the terms of the senior debt securities of that series;
(4)our failure to perform under any other covenant or warranty applicable to the senior debt securities of that series and not specifically dealt with in the definition of “event of default” for a period of 90 days after written notice to us of that failure;
(5)specified events of bankruptcy, insolvency or reorganization; or
(6)any other event of default provided with respect to the senior debt securities of that series.
The trustee is required to give holders of the senior debt securities of any series written notice of a default with respect to that series as provided by the Trust Indenture Act. In the case of any default of the character described above in clause (4) of the immediately preceding paragraph, no such notice to holders must be given until at least 60 days after the occurrence of that default.
We are required annually to deliver to the trustee an officer’s certificate stating whether or not the signers have any knowledge of any default by us in our performance and observance of any terms, provisions and conditions of the senior indenture.
In case an event of default (other than an event of default involving an event of bankruptcy, insolvency or reorganization) shall occur and be continuing with respect to any series, the trustee or the holders of not less than 25% in principal amount of the senior debt securities of that series then outstanding may declare the principal amount of those senior debt securities (or, in the case of any senior debt securities we issue at an original issue discount, the portion of such principal amount that we will specify in the applicable prospectus supplement) to be due and payable. If an event of default relating to any event of bankruptcy, insolvency or reorganization occurs, the principal of all the senior debt securities then outstanding (or, in the case of any senior debt securities we issue at an original issue discount, the portion of such principal amount that we will specify in the applicable prospectus supplement) will become immediately due and payable without any action on the part of the applicable trustee or any holder. The holders of a majority in principal amount of the outstanding senior debt securities of any series affected by the default may in some cases rescind this accelerated payment requirement. Depending on the terms of our other indebtedness, an event of default may give rise to cross defaults on our other indebtedness.
Any past default with respect to a series of senior debt securities may be waived on behalf of all holders of those senior debt securities by at least a majority in principal amount of the holders of the outstanding senior debt securities of that series, except a default:

•in the payment of principal of or any premium or interest on any senior debt security of that series; or
•respecting a covenant or provision that cannot be modified without the consent of the holder of each outstanding senior debt security of that series.
Any default that is so waived will cease to exist and any event of default arising from that default will be deemed to be cured for every purpose under the senior indenture, but no such waiver will extend to any subsequent or other default or impair any right arising from a subsequent or other default.
A holder of a senior debt security of any series will be able to pursue any remedy under the senior indenture only if:
•the holder has given prior written notice to the trustee of a continuing event of default with respect to the senior debt securities of that series;
•the holders of at least 25% in principal amount of the outstanding senior debt securities of that series have made a written request to the trustee to institute proceedings with respect to the event of default;
•the holders making the request have offered the trustee reasonable indemnity against costs, expenses and liabilities to be incurred in compliance with the request;
•the trustee for 60 days after its receipt of the notice, request and offer of indemnity has failed to institute any such proceeding; and
•during that 60-day period, the holders of a majority in principal amount of the senior debt securities of that series do not give the trustee a direction inconsistent with the request.
Holders of senior debt securities, however, are entitled at any time to bring a lawsuit for the payment of principal and interest due on their debt securities on or after its due date. It is intended that rights provided for holders under the senior indenture are for the equal and ratable benefit of all such holders.
Modification of the Senior Indenture
We and the trustee may modify the senior indenture without the consent of the holders of the senior debt securities for one or more of the following purposes:
•to evidence the succession of another person to us;
•to add to covenants for the benefit of the holders of senior debt securities or to surrender any right or power conferred on us by the senior indenture;
•to add additional events of default for the benefit of holders of all or any series of senior debt securities;
•to add or change provisions of the senior indenture to allow the issuance of senior debt securities in other forms;
•to add to, change or eliminate any of the provisions of the senior indenture respecting one or more series of senior debt securities under conditions the senior indenture specifies;
•to secure the senior debt securities under the requirements of the senior indenture or otherwise;
•to establish the form or terms of senior debt securities of any series as permitted by the senior indenture;

•to evidence the appointment of a successor trustee; or
•to cure any ambiguity or to correct or supplement any provision of the senior indenture that may be defective or inconsistent with any other provision in the senior indenture, or to make any other provisions with respect to matters or questions arising under the senior indenture as shall not adversely affect the interests of the holders of senior debt securities of any series in any material respect.
We and the trustee may otherwise modify the senior indenture or any supplemental senior indenture with the consent of the holders of not less than a majority in aggregate principal amount of each series of senior debt securities affected. However, without the consent of the holder of each outstanding senior debt security affected, no modification may:
•change the fixed maturity or reduce the principal amount, reduce the rate or extend the time of payment of any premium or interest thereon, or change the currency in which the senior debt securities are payable, or adversely affect any right of the holder of any senior debt security to require us to repurchase that senior debt security; or
•reduce the percentage of senior debt securities required for consent to any such modification or supplemental indenture.
Satisfaction and Discharge; Defeasance Under the Senior Indenture
The senior indenture will be satisfied and discharged if:
•we deliver to the trustee all senior debt securities then outstanding for cancellation; or
•all senior debt securities have become due and payable or are to become due and payable within one year or are to be called for redemption within one year and we deposit an amount of cash sufficient to pay the principal of and premium, if any, and interest on those senior debt securities to the date of maturity or redemption.
In addition to the right of discharge described above, we may deposit with the trustee funds or government securities sufficient to make payments on the senior debt securities of a series on the dates those payments are due and payable, then, at our option, either of the following will occur:
•we will be discharged from our obligations with respect to the senior debt securities of that series (“legal defeasance”); or
•we will no longer have any obligation to comply with the restrictive covenants under the senior indenture, and the related events of default will no longer apply to us, but some of our other obligations under the senior indenture and the senior debt securities of that series, including our obligation to make payments on those senior debt securities, will survive (“covenant defeasance”).
If we defease a series of senior debt securities, the holders of the senior debt securities of the series affected will not be entitled to the benefits of the senior indenture, except for our obligations to:
•register the transfer or exchange of senior debt securities;
•replace mutilated, destroyed, lost or stolen senior debt securities; and
•maintain paying agencies and hold moneys for payment in trust.
As a condition to either legal defeasance or covenant defeasance, we must deliver to the trustee an opinion of counsel that the holders of the senior debt securities will not recognize gain or loss for federal income tax purposes as a result of the action.

Subordinated Debt Securities
Although the senior indenture and the subordinated indenture are generally similar and many of the provisions discussed above pertain to both senior and subordinated debt securities, there are many substantive differences between the two indentures. This section discusses some of those differences.
Subordination
Subordinated debt securities will be subordinate, in right of payment, to all “senior debt,” which the subordinated indenture defines to mean, with respect to Marathon Oil, the principal of and premium, if any, and interest on:
•all indebtedness of Marathon Oil, whether outstanding on the date of the subordinated indenture or subsequently created, incurred or assumed, which is for money borrowed, or evidenced by a note or similar instrument given in connection with the acquisition of any business, properties or assets, including securities;
•any indebtedness of others of the kinds described in the preceding clause for the payment of which Marathon Oil is responsible or liable (directly or indirectly, contingently or otherwise) as guarantor or otherwise; and
•amendments, renewals, extensions and refundings of any indebtedness described in the two preceding clauses, unless in any instrument or instruments evidencing or securing that indebtedness or pursuant to which the same is outstanding, or in any such amendment, renewal, extension or refunding, it is expressly provided that such indebtedness is not superior in right of payment to the subordinated debt securities of any series.
Terms of Subordinated Debt Securities May Contain Conversion or Exchange Provisions
The prospectus supplement for a particular series of subordinated debt securities will include some or all of the specific terms discussed above under “—General” and “—Terms.” Additionally, the prospectus supplement may contain subordination provisions (to the extent that those provisions might differ from those provided in the subordinated indenture) and, if applicable, conversion or exchange provisions.
Modification of the Subordinated Indenture
The subordinated indenture may be modified by us and the trustee without the consent of the holders of the subordinated debt securities for one or more of the purposes we discuss above under “—Modification of the Senior Indenture.” Additionally, we and the trustee may modify the subordinated indenture to make provision with respect to any conversion or exchange rights as contemplated in that indenture.
Defeasance of Subordinated Debt Securities
The subordination of the subordinated debt securities is expressly made subject to the provisions for legal defeasance and covenant defeasance (for similar provisions, see “—Satisfaction and Discharge; Defeasance Under the Senior Indenture”). On the effectiveness of any legal defeasance or covenant defeasance with respect to outstanding subordinated debt securities, those debt securities will cease to be subordinated.
Governing Law
New York law will govern the indentures and the debt securities.
The Trustee
The Bank of New York Mellon Trust Company, N.A. (as successor to JPMorgan Chase Bank) is the trustee under each of the indentures. The Bank of New York Mellon Trust Company, N.A. also serves as trustee relating to a number of series of debt and other long-term repayment obligations of us and our subsidiaries as of December 31,

2022. Certain affiliates of The Bank of New York Mellon Trust Company, N.A. perform various commercial banking services for us, for which they receive customary fees, and are lenders under our principal revolving credit facility.
If an event of default occurs and is continuing, the trustee must use the degree of care and skill of a prudent person in the conduct of his own affairs. The trustee will become obligated to exercise any of its powers under the indentures at the request of any of the holders of any debt securities only after those holders have offered the trustee indemnity reasonably satisfactory to it.
Each indenture limits the right of the trustee, if it is one of our creditors, to obtain payment of claims or to realize on certain property received for any such claim, as security or otherwise. The trustee may engage in other transactions with us. If it acquires any conflicting interest, however, it must eliminate that conflict or resign.
Exchange, Registration and Transfer
Debt securities of any series will be exchangeable for other debt securities of the same series with the same total principal amount and the same terms but in different authorized denominations in accordance with the applicable indenture. Holders may present registered debt securities for registration of transfer at the office of the security registrar or any transfer agent we designate. The security registrar or transfer agent will effect the transfer or exchange when it is satisfied with the documents of title and identity of the person making the request.
Unless we inform you otherwise in the prospectus supplement, we will appoint the trustee under each indenture as security registrar for the debt securities we issue in registered form under that indenture. If the prospectus supplement refers to any transfer agent initially designated by us, we may at any time rescind that designation or approve a change in the location through which any transfer agent acts. We will be required to maintain an office or agency for transfers and exchanges in each place of payment. We may at any time designate additional transfer agents for any series of debt securities or rescind the designation of any transfer agent. No service charge will be made for any registration of transfer or exchange of those securities. We or the trustee may, however, require the payment of any tax or other governmental charge payable for that registration.
In the case of any redemption, neither the security registrar nor the transfer agent will be required to register the transfer of or exchange of any debt security:
•during a period beginning 15 business days before the day of mailing of the relevant notice of redemption and ending on the close of business on that day of mailing; or
•if we have called the debt security for redemption in whole or in part, except the unredeemed portion of any debt security being redeemed in part.
Payment and Paying Agents
Unless we inform you otherwise in the prospectus supplement, we will make payments on the debt securities in U.S. dollars at the office of the applicable trustee or any paying agent we designate. At our option, we may make payments by check mailed to the holder’s registered address or, with respect to global debt securities, by wire transfer. Unless we inform you otherwise in the prospectus supplement, we will make interest payments to the person in whose name the debt security is registered at the close of business on the record date for the interest payment.
Unless we inform you otherwise in the prospectus supplement, we will designate the trustee under each indenture as our paying agent for payments on debt securities we issue under that indenture. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts.
Subject to the requirements of any applicable abandoned property laws, the trustee and paying agent will repay to us on our written request any funds they hold for payments on the debt securities that remain unclaimed for two years after the date upon which that payment has become due. After repayment to us, holders entitled to those funds must look only to us for payment.

Book-entry Debt Securities
We may issue the debt securities of a series in the form of one or more global debt securities that would be deposited with a depositary or its nominee identified in the prospectus supplement. We may issue global debt securities in either temporary or permanent form. We will describe in the prospectus supplement the terms of any depositary arrangement and the rights and limitations of owners of beneficial interests in any global debt security.

Description of Capital Stock
Our authorized capital stock consists of:
•1,925,000,000 shares of common stock; and
•26,000,000 shares of preferred stock, issuable in series.
Each authorized share of common stock has a par value of $1.00. The authorized shares of preferred stock have no par value. As of December 31, 2022, 633,150,439 shares of common stock were outstanding, and 303,737,646 shares of common stock were held as treasury shares. As of December 31, 2022, no shares of our preferred stock were issued and outstanding.
In the discussion that follows, we have summarized the material provisions of our restated certificate of incorporation and by-laws relating to our capital stock. This discussion is subject to the relevant provisions of Delaware law and is qualified in its entirety by reference to our restated certificate of incorporation and by-laws. You should read the provisions of the restated certificate of incorporation and by-laws as currently in effect for more details regarding the provisions described below and for other provisions that may be important to you. We have filed copies of those documents with the SEC, and they are incorporated by reference as exhibits to the registration statement. See “Where You Can Find More Information.”
Common Stock
Each share of common stock has one vote in the election of each director and on all other matters voted on generally by the stockholders. No share of common stock affords any cumulative voting rights. This means that the holders of a majority of the voting power of the shares voting for the election of directors can elect all directors to be elected if they choose to do so. Our board of directors may grant holders of preferred stock, in the resolutions creating the series of preferred stock, the right to vote on the election of directors or any questions affecting us.
Holders of common stock will be entitled to dividends in such amounts and at such times as our board of directors in its discretion may declare out of funds legally available for the payment of dividends. Dividends on the common stock will be paid at the discretion of our board of directors after taking into account various factors, including:
•our financial condition and performance;
•our cash needs and capital investment plans;
•our obligations to holders of any preferred stock we may issue;
•income tax consequences; and
•the restrictions Delaware and other applicable laws then impose.
In addition, the terms of the loan agreements, indentures and other agreements we enter into from time to time may restrict the payment of cash dividends.
If we liquidate or dissolve our business, the holders of common stock will share ratably in all assets available for distribution to stockholders after our creditors are paid in full and the holders of all series of our outstanding preferred stock, if any, receive their liquidation preferences in full.
The common stock has no preemptive rights and is not convertible or redeemable or entitled to the benefits of any sinking or repurchase fund. All issued and outstanding shares of common stock are fully paid and nonassessable. Any shares of common stock we may offer and sell under this prospectus will also be fully paid and nonassessable.

Our outstanding shares of the common stock are listed on the New York Stock Exchange and trade under the symbol “MRO.” Any additional shares of common stock we may offer and sell under this prospectus will also be listed on the New York Stock Exchange.
The transfer agent and registrar for the common stock is Computershare Trust Company, N.A.
Preferred Stock
At the direction of our board of directors, without any action by the holders of our common stock, we may issue one or more series of preferred stock from time to time. Our board of directors can determine the number of shares of each series of preferred stock and the designation, powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions applicable to any of those rights, including dividend rights, voting rights, conversion or exchange rights, terms of redemption and liquidation preferences, of each series.
The prospectus supplement relating to any series of preferred stock we offer will include specific terms relating to the offering. These terms will include some or all of the following:
•the series designation of the preferred stock;
•the maximum number of shares of the series;
•the dividend rate or the method of calculating the dividend, the date from which dividends will accrue and whether dividends will be cumulative;
•any liquidation preference;
•any optional redemption provisions;
•any sinking fund or other provisions that would obligate us to redeem or repurchase the preferred stock;
•any terms for the conversion or exchange of the preferred stock for any other securities;
•any voting rights; and
•any other preferences and relative, participating, optional or other special rights or any qualifications, limitations or restrictions on the rights of the shares.
Any preferred stock we offer and sell under this prospectus will be fully paid and nonassessable.
The registration statement will include the certificate of designation as an exhibit or will incorporate the certificate of designation by reference. You should read that document for provisions that may be important to you.
The existence of undesignated preferred stock may enable our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a tender offer, proxy contest, merger or otherwise, and thereby to protect the continuity of our management. The issuance of shares of preferred stock may adversely affect the rights of the holders of common stock. For example, any preferred stock issued may rank prior to the common stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of common stock. As a result, the issuance of shares of preferred stock may discourage bids for common stock or may otherwise adversely affect the market price of the common stock or any existing preferred stock.
Limitation on Directors’ Liability
Delaware law authorizes Delaware corporations to limit or eliminate the personal liability of their directors to them and their stockholders for monetary damages for breach of a director’s fiduciary duty of care. The duty of care requires that, when acting on behalf of the corporation, directors must exercise an informed business judgment based on all material information reasonably available to them. Absent the limitations Delaware law authorizes, directors of Delaware corporations are accountable to those corporations and their stockholders for monetary damages for conduct constituting gross negligence in the exercise of their duty of care. Delaware law enables Delaware corporations to limit available relief to equitable remedies such as injunction or rescission. Our restated certificate of incorporation limits the liability of the members of our board of directors by providing that no director will be personally liable to us or our stockholders for monetary damages for any breach of the director’s fiduciary duty as a director, except for liability:
•for any breach of the director’s duty of loyalty to us or our stockholders;
•for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
•for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; and
•for any transaction from which the director derived an improper personal benefit.
This provision could have the effect of reducing the likelihood of derivative litigation against our directors and may discourage or deter our stockholders or management from bringing a lawsuit against our directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefited us and our stockholders. Our by-laws provide indemnification to our officers and directors and other specified persons with respect to their conduct in various capacities.
Statutory Business Combination Provision
As a Delaware corporation, we are subject to Section 203 of the Delaware General Corporation Law. In general, Section 203 prevents an “interested stockholder,” which is defined generally as a person owning 15% or more of a Delaware corporation’s outstanding voting stock or any affiliate or associate of that person, from engaging in a broad range of “business combinations” with the corporation for three years following the date that person became an interested stockholder unless:
•before that person became an interested stockholder, the board of directors of the corporation approved the transaction in which that person became an interested stockholder or approved the business combination;
•on completion of the transaction that resulted in that person’s becoming an interested stockholder, that person owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, other than stock held by (1) directors who are also officers of the corporation or (2) any employee stock plan that does not provide employees with the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or
•following the transaction in which that person became an interested stockholder, both the board of directors of the corporation and the holders of at least two-thirds of the outstanding voting stock of the corporation not owned by that person approve the business combination.
Under Section 203, the restrictions described above also do not apply to specific business combinations proposed by an interested stockholder following the announcement or notification of designated extraordinary transactions involving the corporation and a person who had not been an interested stockholder during the previous three years or who became an interested stockholder with the approval of a majority of the corporation’s directors, if a majority of the directors who were directors prior to any person’s becoming an interested stockholder during the previous three years, or were recommended for election or elected to succeed those directors by a majority of those directors, approve or do not oppose that extraordinary transaction.

Other Matters
Some of the provisions of our restated certificate of incorporation and by-laws discussed below may have the effect, either alone or in combination with the provisions of our restated certificate of incorporation discussed above and Section 203 of the Delaware General Corporation Law, of making more difficult or discouraging a tender offer, proxy contest, merger or other takeover attempt that our board of directors opposes but that a stockholder might consider to be in its best interest.
Our restated certificate of incorporation provides that our stockholders may act only at an annual or special meeting of stockholders and may not act by written consent. Our by-laws provide that special meetings may be called by our board of directors or upon the written request of stockholders who individually, or collectively, have continuously held 20% or more of the outstanding shares of our common stock for at least one year prior to the date we receive such request.
Our restated certificate of incorporation provides that the number of directors will be fixed from time to time by, or in the manner provided in, our by-laws, but will not be less than three.
Our by-laws contain advance-notice and other procedural requirements that apply to stockholder nominations of persons for election to our board of directors at any annual meeting of stockholders and to stockholder proposals that stockholders take any other action at any annual meeting. A stockholder proposing to nominate a person for election to the board of directors or proposing that any other action be taken at an annual meeting of stockholders must give our corporate secretary written notice of the proposal not less than 90 days and not more than 120 days before the first anniversary of the date on which we first mailed our proxy materials for the immediately preceding year’s annual meeting of stockholders. These stockholder proposal deadlines are subject to exceptions if the pending annual meeting date is more than 30 days prior to or more than 30 days after the first anniversary of the immediately preceding year’s annual meeting. Our by-laws prescribe specific information that any such stockholder notice must contain. These advance-notice provisions may have the effect of precluding a contest for the election of directors or the consideration of stockholder proposals if the proper procedures are not followed, and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors or to approve its own proposal, without regard to whether consideration of those nominees or proposals might be harmful or beneficial to us and our stockholders.
In addition to the director nomination provisions described above, our by-laws contain a “proxy access” provision that provides that any stockholder or group of twenty or fewer stockholders (collectively, an “eligible stockholder”) who have owned 3% or more of our outstanding common stock continuously for at least three years, meeting specified eligibility requirements, may include up to a specified number of director nominees in our proxy materials for an annual meeting. An eligible stockholder proposing to nominate a person for election to the board of directors through the proxy access provision must provide us with a notice requesting the inclusion of the director nominee in our proxy materials and other required information not less than 90 days nor more than 120 days prior to the first anniversary of the date on which we first mail our proxy materials for the preceding year’s annual meeting of stockholders. The maximum number of stockholder nominees that may be included in the proxy statement pursuant to these provisions may not exceed 25% of the number of directors in office as of the last day on which notice requesting proxy access may be delivered by an eligible stockholder. In addition an eligible stockholder may include a written statement of not more than 500 words supporting the candidacy of such stockholder nominee. The complete proxy access provision for director nominations are set forth in our by-laws.
Our restated certificate of incorporation provides that our stockholders may adopt, amend and repeal our by-laws at any regular or special meeting of stockholders by an affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on that action, provided the notice of intention to adopt, amend or repeal the by-laws has been included in the notice of that meeting.

Description of Warrants
We may issue warrants to purchase debt securities, common stock, preferred stock or other securities. We may issue warrants independently or together with other securities. Warrants issued with other securities may be attached to or separate from those other securities. If we issue warrants, we will do so under one or more warrant agreements between us and a warrant agent that we will name in the prospectus supplement.
If we offer any warrants, we will file the forms of warrant certificate and warrant agreement with the SEC, and you should read those documents for provisions that may be important to you.
The prospectus supplement relating to any warrants being offered will include specific terms relating to the offering. These terms will include some or all of the following:
•the title of the warrants;
•the aggregate number of warrants offered;
•the designation, number and terms of the debt securities, common stock, preferred stock or other securities purchasable on exercise of the warrants, and procedures that may result in the adjustment of those numbers;
•the exercise price of the warrants;
•the dates or periods during which the warrants are exercisable;
•the designation and terms of any securities with which the warrants are issued;
•if the warrants are issued as a unit with another security, the date on and after which the warrants and the other security will be separately transferable;
•if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;
•any minimum or maximum amount of warrants that may be exercised at any one time;
•any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants; and
•any other terms of the warrants.
Warrant certificates will be exchangeable for new warrant certificates of different denominations at the office indicated in the prospectus supplement. Prior to the exercise of their warrants, holders of warrants will not have any of the rights of holders of the securities subject to the warrants.
Modifications
We may amend the warrant agreements and the warrants without the consent of the holders of the warrants to cure any ambiguity, to cure, correct or supplement any defective or inconsistent provision, or in any other manner that will not materially and adversely affect the interests of holders of outstanding warrants.
We may also modify or amend various other terms of the warrant agreements and the warrants with the consent of the holders of not less than a majority in number of the then outstanding unexercised warrants affected. Without the consent of the holders affected, however, no modification or amendment may:
•shorten the period of time during which the warrants may be exercised; or

•otherwise materially and adversely affect the exercise rights of the holders of the warrants.
Enforceability of Rights
The warrant agent will act solely as our agent and will not assume any agency or trust obligation or relationship for or with any holder or beneficial owner of warrants. The warrant agent will not have any duty or responsibility if we default under the warrant agreements or the warrant certificates. A warrant holder may, without the consent of the warrant agent, enforce by appropriate legal action on its own behalf the holder’s right to exercise the holder’s warrants.

Description of Stock Purchase Contracts
and Stock Purchase Units
We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified number of shares of common stock at a future date or dates. We may fix the price per share of common stock and the number of shares of common stock at the time the stock purchase contracts are issued or by reference to a specific formula set forth in the stock purchase contracts. We may issue the stock purchase contracts separately or as part of units, which we refer to as “stock purchase units,” consisting of a stock purchase contract and our debt securities or debt obligations of third parties, including U.S. treasury securities, securing the holders’ obligations to purchase the common stock under the stock purchase contracts. The stock purchase contracts may require holders to secure their obligations under the stock purchase contracts in a specified manner. The stock purchase contracts also may require us to make periodic payments to the holders of the stock purchase units or vice versa, and such payments may be unsecured or refunded on some basis.
The applicable prospectus supplement will describe the terms of the stock purchase contracts or stock purchase units. The description in the prospectus supplement will not necessarily be complete, and reference will be made to the stock purchase contracts and, if applicable, collateral or depositary arrangements relating to the stock purchase contracts or stock purchase units. The applicable prospectus supplement will also describe material U.S. federal income tax considerations applicable to the stock purchase units and the stock purchase contracts.

Plan of Distribution
We may sell the securities in and outside the United States through underwriters or dealers, directly to purchasers or through agents.
Sale Through Underwriters or Dealers
If we use underwriters in the sale of the offered securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to several conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.
During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if such offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, these activities may be discontinued at any time.
If we use dealers in the sale of securities, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The dealers participating in any sale of the securities may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.
Direct Sales and Sales Through Agents
We may sell the securities directly. In that event, no underwriters or agents would be involved. We may also sell the securities through agents we designate from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable by us to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.
We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.

Delayed Delivery Contracts
If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from various types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions the prospectus supplement describes. The prospectus supplement will describe the commission payable for solicitation of those contracts.
General Information
We may have agreements with the agents, dealers and underwriters to indemnify them against civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the agents, dealers or underwriters may be required to make. Agents, dealers and underwriters may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

Legal Matters
Kirkland & Ellis LLP, Houston, Texas, our outside counsel, will issue an opinion about the legality of any securities we offer through this prospectus. Any underwriters will be advised about issues relating to any offering by their own legal counsel.

Experts
The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2021 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
Certain information regarding estimates of quantities of oil and natural gas reserves of Marathon Oil included in the Annual Report on Form 10-K of Marathon Oil Corporation for the year ended December 31, 2021, was audited in part by Ryder Scott Company, L.P. and Netherland, Sewell & Associates, Inc., each of which are independent petroleum consultants. We have incorporated such information in this prospectus by reference to such Annual Report on Form 10-K in reliance on the authority of each such firm as experts in such matters.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.
The following table sets forth expenses payable by Marathon Oil in connection with the issuance and distribution of the securities being registered. All the amounts shown are estimates.

SEC registration fee	$ *
Printing expenses	†
Legal fees and expenses	†
Accounting fees and expenses	†
Fees and expenses of trustee and counsel	†
Rating agency fees	†
Miscellaneous	†
Total	$

*	Applicable SEC registration fees have been deferred in accordance with Rules 456(b) and 457(r) of the Securities Act and are not estimable at this time.
†	Estimated expenses are not presently known. An estimate of the aggregate amount of these expenses will be reflected in the applicable prospectus supplement.

Item 15. Indemnification of Directors and Officers.
Delaware General Corporation Law
Section 145 of the Delaware General Corporation Law (the “DGCL”) empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director or officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by that person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. A Delaware corporation may indemnify directors, officers, employees and others against expenses (including attorneys’ fees) in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the person to be indemnified has been adjudged to be liable to the corporation. Where a director or an officer is successful on the merits or otherwise in the defense of any action referred to above or in defense of any claim, issue or matter therein, the corporation must indemnify that director or officer against the expenses (including attorneys’ fees) which he or she actually and reasonably incurred in connection therewith.
Section 102(b)(7) of the DGCL provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the DGCL or (4) for any transaction from which the director derived an improper personal benefit.

Certificate of Incorporation and Bylaws
Article Eleventh of Marathon Oil’s restated certificate of incorporation states that:
No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director, except (i) for breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article Eleventh shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.
In addition, Article V of Marathon Oil’s by-laws provides that Marathon Oil shall indemnify and hold harmless to the fullest extent permitted by law any person who was or is made or is threatened to be made a party or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person, or a person for whom such person is the legal representative, is or was a director, officer, employee or agent of Marathon Oil or is or was serving at the request of Marathon Oil as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or non-profit entity, including service with respect to employee benefit plans, against all expenses, liability and loss reasonably incurred or suffered by such person. Marathon Oil shall indemnify any person seeking indemnity in connection with a proceeding initiated by such person only if the proceeding was authorized by Marathon Oil’s board of directors.
Indemnification Agreements and Insurance
Agreements Marathon Oil may enter into with underwriters, dealers and agents who participate in the distribution of securities of Marathon Oil may contain provisions relating to the indemnification of Marathon Oil’s officers and directors.
Marathon Oil also maintains directors’ and officers’ liability insurance for its directors and officers that protects them from certain losses arising from claims or charges made against them in their capacities as directors or officers of Marathon Oil.
Marathon Oil maintains insurance policies under which its directors and officers are insured, within the limits and subject to the limitations of the policies, against certain expenses in connection with the defense of actions, suits or proceedings, and certain liabilities which might be imposed as a result of such actions, suits or proceedings, to which they are parties by reason of being or having been such directors or officers.

Item 16. Exhibits.*

Exhibit No.	Description of Exhibit
***3.1	Restated Certificate of Incorporation of Marathon Oil Corporation (incorporated by reference to Exhibit 3.1 to Marathon Oil Corporation’s Form 8-K on June 1, 2018).
***3.2	Amended By-laws of Marathon Oil Corporation effective February 24, 2016 (incorporated by reference to Exhibit 3.1 to Marathon Oil Corporation’s Form 8-K, filed on March 1, 2016).
***3.3	Specimen of Common Stock Certificate (incorporated by reference to Exhibit 3.3 to Marathon Oil Corporation’s Annual Report on Form 10-K for the year ended December 31, 2013).
***4.1	Indenture (“Senior Indenture”), dated as of February 26, 2002, between Marathon Oil and The Bank of New York Mellon Trust Company, N.A., relating to the Senior Debt Securities, with form of Senior Debt Securities (incorporated by reference to Exhibit 4.2 to Marathon Oil Corporation’s Annual Report on Form 10-K for the year ended December 31, 2013).
***4.2	Indenture (“Subordinated Indenture”), dated as of February 26, 2002, between Marathon Oil and The Bank of New York Mellon Trust Company, N.A., relating to the Subordinated Debt Securities, with form of Subordinated Debt Securities (incorporated by reference to Exhibit 4.2 to Marathon Oil Corporation’s Registration Statement on Form S-3 (Registration No. 333-194226) filed February 28, 2014).
**5.1	Opinion of Kirkland & Ellis LLP
**23.1	Consent of PricewaterhouseCoopers LLP.
**23.2	Consent of Kirkland & Ellis LLP (included in Exhibit 5.1).
**23.3	Consent of Ryder Scott Company, L.P., independent petroleum engineers and geologists.
**23.4	Consent of Netherland, Sewell & Associates, Inc., independent petroleum engineers and geologists.
**24.1	Powers of Attorney of directors and officers of Marathon Oil Corporation (included on the signature pages of the Registration Statement).
**25.1	Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A., as Trustee for the Senior Indenture on Form T-1.
**25.2	Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A., as Trustee for the Subordinated Indenture on Form T-1.
***99.1	Summary report of audits performed by Ryder Scott Company, L.P., independent petroleum engineers and geologists for 2021 (incorporated by reference to Exhibit 99.1 to Marathon Oil Corporation’s Form 10-K for the year ended December 31, 2021).
***99.2	Summary report of audits performed by Ryder Scott Company, L.P., independent petroleum engineers and geologists for 2021 (incorporated by reference to Exhibit 99.2 to Marathon Oil Corporation’s Form 10-K for the year ended December 31, 2021).
***99.3	Summary report of audits performed by Netherland, Sewell & Associates, Inc., independent petroleum engineers and geologists for 2019 (incorporated by reference to Exhibit 99.1 to Marathon Oil Corporation’s Form 10-K for the year ended December 31, 2020).
***99.4	Summary report of audits performed by Ryder Scott Company, L.P., independent petroleum engineers and geologists for 2018 (incorporated by reference to Exhibit 99.1 to Marathon Oil Corporation’s Form 10-K for the year ended December 31, 2019).
***99.5	Summary report of audits performed by Ryder Scott Company, L.P., independent petroleum engineers and geologists for 2018 (incorporated by reference to Exhibit 99.2 to Marathon Oil Corporation’s Form 10-K for the year ended December 31, 2019).

***99.6	Alba Plant, LLC financial statements as of December 31, 2021 (Incorporated by reference to Exhibit 99.9 to Marathon Oil Corporation’s Form 10-K for the year ended December 31, 2021)
**107	Filing Fee Table
_______________
*    Marathon Oil will file as an exhibit to a Current Report on Form 8-K (i) any underwriting, remarketing or agency agreement relating to the securities offered hereby, (ii) the instruments setting forth the terms of any debt securities, preferred stock, warrants or stock purchase contracts, (iii) any additional required opinions of counsel with respect to legality of the securities offered hereby and (iv) any required opinion of counsel to Marathon Oil as to certain tax matters relative to the securities offered hereby.
**    Filed herewith.
***    Incorporated by reference to the filing indicated.
Item 17. Undertakings
(a)The undersigned Registrant hereby undertakes:
(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities:
The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to the registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;
(iii)The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and
(iv)Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.
(b)The undersigned Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, Marathon Oil Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, the State of Texas, on January 5, 2023.
MARATHON OIL CORPORATION

By:_/s/ Lee M. Tillman_________________________
Lee M. Tillman
Chairman, President and Chief Executive Officer
POWER OF ATTORNEY
Each person whose signature appears below appoints Lee M. Tillman, Kim Warnica, and Dane Whitehead, and each of them, severally, as his or her true and lawful attorney or attorneys-in-fact and agent or agents, each of whom shall be authorized to act with or without the other, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in his or her capacity as a director or officer or both, as the case may be, of Marathon Oil Corporation, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and all documents or instruments necessary or appropriate to enable Marathon Oil Corporation to comply with the Securities Act of 1933, as amended, and to file the same with the Securities and Exchange Commission, with full power and authority to each of said attorneys-in-fact and agents to do and perform in the name and on behalf of each such director or officer, or both, as the case may be, each and every act whatsoever that is necessary, appropriate or advisable in connection with any or all of the above-described matters and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on January 5, 2023.

Signature	Title
/s/ Lee M. Tillman________ Lee M. Tillman	Chairman, President and Chief Executive Officer (Principal Executive Officer)
/s/ Dane E. Whitehead_____ Dane E. Whitehead	Executive Vice President and Chief Financial Officer (Principal Financial Officer)
/s/Rob. L. White _________ Rob L. White	Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)
/s/ Chadwick C. Deaton ___ Chadwick C. Deaton	Director
/s/ Marcela E. Donadio ___ Marcela E. Donadio	Director
/s/ M. Elise Hyland ______ M. Elise Hyland	Director

/s/ Mark A. McCollum___ Mark A. McCollum	Director
/s/ Holli C. Ladhani _____ Holli C. Ladhani	Director
/s/ Brent J. Smolik ________ Brent J. Smolik	Director
/s/ J. Kent Wells __________ J. Kent Wells	Director